REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
KeyOn Communications Inc.
Las Vegas, Nevada

We have audited the accompanying consolidated balance sheets of KeyOn Communications Inc. as of December 31, 2006 and 2005, and the related consolidated statements of operations, stockholders’ equity, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of KeyOn Communications Inc. as of December 31, 2006 and 2005, and the results of its activities and cash flows for the years then ended in conformity with accounting principles generally accepted in the United States.

/S/ L.L. Bradford & Company, LLC
L.L. Bradford & Company, LLC
July 11, 2007
Las Vegas, Nevada

KEYON COMMUNICATIONS, INC.
AND RELATED ENTITIES

REPORT ON CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2006 AND
THE YEAR ENDED DECEMBER 31, 2005

KEYON COMMUNICATIONS INC.

CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 2006 AND 2005

	2006	2005
ASSETS

CURRENT ASSETS:
Cash	$4,690	$187,205
Accounts receivable, less allowance for doubtful accounts	17,341	50,588
Prepaid expenses & other current assets	8,035	-
Total current assets	30,066	237,793

PROPERTY AND EQUIPMENT - Net	2,957,341	2,520,646

OTHER ASSETS
Goodwill	385,318	11,629
Intangible assets - net	135,963
Refundable deposits	65,619	28,813
Debt issuance costs	39,996	11,032
Total other assets	626,896	51,474

	$3,614,303	$2,809,913

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Cash overdraft	$63,860	$6,426
Stock dividend payable	-	11,222
Revolving line of credit	100,000
Loans payable to shareholder	160,000
Current portion of notes payable	35,176	54,514
Current portion of notes payable to shareholders	1,085,999	10,000
Current portion of capital lease obligations	461,679	128,258
Accounts payable and accrued expenses	613,186	603,284
Deferred revenue	31,196	3,931
Total current liabilities	2,551,096	817,635

LONG-TERM LIABILITIES
Notes payable, less current maturities	128,736	163,912
Notes payable to shareholders, less current maturities	5,000	25,000
Capital lease obligations, less current maturities	526,634	162,868
Total long term liabilities	660,370	351,780

COMMITMENTS AND CONTINGENCIES

MINORITY INTEREST	-	263,717

STOCKHOLDERS' EQUITY:
Series A preferred stock, $0.01 par value ; 80,000 shares
authorized; 43,096 shares issued and outstanding as of December
31, 2006 and December 31, 2005
43,096 shares issued and outstanding in 2005	431	431
Common stock, $0.01 par value; 400,000 shares authorized;
109,811 shares issued and outstanding as of December 31 2006;
93,894 shares issued and outstanding as of December 31, 2005	1,098	939
Additional paid-in capital	6,449,219	4,937,391
Accumulated deficit	(6,047,911)	(3,561,980)
Total stockholders' equity	402,837	1,376,781
	$3,614,303	$2,809,913

See notes to consolidated financial statements.

KEYON COMMUNICATIONS INC.

CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005

	2006	2005
REVENUES:
Service & installation revenue	$2,284,396	$1,482,003
Support & other revenue	146,433	178,722

Total revenues	2,430,829	1,660,725

OPERATING COSTS AND EXPENSES:
Payroll, bonuses & taxes	1,329,654	1,289,182
Stock based compensation	13,059	991,783
Depreciation & amortization	1,063,881	626,423
Other general & administrative expenses	767,155	745,505
Network operating costs	665,259	494,849
Marketing & advertising	234,324	258,615
Professional fees	145,956	347,922
Installation expense	111,387	353,083

Total operating costs and expenses	4,330,675	5,107,362

LOSS FROM OPERATIONS	(1,899,846)	(3,446,637)

OTHER INCOME (EXPENSE):
Interest expense - net of interest income	(234,754)	(286,567)
Minority interest in income	713	12,417
Acquisition expense	(72,487)	-
Miscellaneous income	-	(6,470)

Total other income (expense)	(306,528)	(280,620)

PROVISION FOR INCOME TAXES	-	-

NET LOSS	$(2,206,374)	$(3,727,257)

See notes to consolidated financial statements

KEYON COMMUNICATIONS INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
YEARS ENDED DECEMBER 31, 2006 AND 2005

			Additional		Total
	Preferred	Common	Paid	Accumulated	Stockholders'
	Stock	Stock	In Capital	Deficit	Equity

BALANCE, January 1, 2005	$311	$946	$2,799,689	165,277	$2,966,223

Preferred Stock Issued - Cash	80		799,920		800,000
Common Stock Exchange for Preferred	40	(44)	4		-
Common Stock Exchange for Notes Payable		37	334,963		335,000
Warrant Granted for Debt Issuance Costs			11,032		11,032
Stock Based Compensation			991,783		991,783

Net loss	-	-	-	(3,727,257)	(3,727,257)

BALANCE, December 31, 2005	431	939	4,937,391	(3,561,980)	1,376,781

Warrant Granted for Debt Issuance Costs			38,521		38,521
Stock Based Compensation			13,059		13,059
Acquisition - Minority Interest		59	547,648	(279,557)	268,150
Acquisition - Pocatello	-	100	912,600		912,700

Net loss	-	-	-	(2,206,374)	(2,206,374)

BALANCE, December 31, 2006	$431	$1,098	$6,449,219	$(6,047,911)	$402,837

See notes to consolidated financial statements.

KEYON COMMUNICATIONS INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 2006 AND 2005

	2006	2005

CASH FLOWS FROM OPERATIONS:
Net loss	$(2,206,374)	$(3,727,257)
Adjustments to reconcile net loss to net cash flows from operations:
Depreciation and amortization expense	1,063,881	626,423
Stock based compensation expense	13,059	991,783
Accretion of discount on convertible debt	-	276,415
Change in assets and liabilities, net of effect of acquisitions:
Accounts receivable	33,247	(20,216)
Prepaid expenses and other current assets	(8,035)	(505)
Notes receivable	-	37,500
Refundable deposits	(36,806)	(3,774)
Debt issuance costs	(28,964)	(9,275)
Accounts payable and accrued expenses	(1,320)	529,909
Deferred revenue	27,265	3,931

Net cash flows from operations	(1,144,047)	(1,295,066)

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures for property and equipment	(36,708)	(1,642,157)

Net cash flows from investing activities	(36,708)	(1,642,157)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from cash overdraft	57,434	6,426
Proceeds from loans payable to shareholder	160,000	-
Proceeds from line of credit	100,000	-
Payments on notes payable	(54,514)
Payments on notes payable to shareholders	(10,000)	-
Payments on capital lease obligations	(320,678)	52,813
Proceeds from notes payable	-	109,279
Proceeds from notes payable to shareholders	1,065,999	35,000
Proceeds from stock issuance		800,000

Net cash flows from financing activities	998,241	1,003,518

NET DECREASE IN CASH	(182,515)	(1,933,705)

CASH - Beginning of year	187,205	2,120,910

CASH - End of year	$4,690	$187,205

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:

Acquisition - Minority Interest	$268,150	$-
Acquisition - Pocatello	$912,700	$-
Stock issued for notes payable	$-	$335,000
Warrants for debt issuance costs	$38,521	$11,032
Stock Based Compensation	$13,059	$991,783
Capital lease obligations for property and equipment	$1,017,865	$238,313

Cash payments for:
Interest	$136,485	$38,816
Tax	$-	$-

See notes to consolidated financial statements.

KEYON COMMUNICATIONS, INC.
AND RELATED ENTITIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 - Summary of Significant Accounting Policies

History and Business Activity

KeyOn Communications, Inc. (“KeyOn” or “the Company”), was incorporated on December 16, 2004, under the laws of the State of Nevada. The Company is a wireless broadband and voice-over-IP (VoIP) operator serving primarily small and rural markets in the Western and Midwestern United States. KeyOn currently serves residential and business customers in six markets located in four states: Nevada, Idaho, Colorado, and Iowa. The Company has six majority or wholly-owned organizations (in combination referred to as the “related entities”): KeyOn Communications, LLC; KeyOn SIRIS, LLC; KeyOn Grand Junction, LLC; KeyOn Idaho Falls, LLC; KeyOn Pahrump, LLC; and KeyOn Pocatello, LLC.

KeyOn Communications, LLC (KeyOn LLC), a wholly-owned limited liability operating entity of the Company, was organized on February 26, 2002 under the laws of the State of Nevada, to serve a market located in Las Vegas, Nevada and its surrounding areas with wireless broadband services. It will continue its operations until February 26, 2502 or until dissolved, if sooner.

KeyOn Pahrump, LLC (Pahrump), a wholly-owned limited liability operating entity of the Company, was organized on September 26, 2003 under the laws of the State of Nevada, to serve a market located in Pahrump, Nevada and its surrounding areas with a wireless broadband service as previously described. It will continue its operations until September 26, 2503 or until dissolved, if sooner.

KeyOn SIRIS, LLC (SIRIS), a wholly-owned limited liability operating entity of the Company, was organized on June 16, 2005 under the laws of the State of Nevada, to serve markets KeyOn acquired in June 2005 located in southern Iowa with a wireless broadband service as previously described. It will continue its operations until June 16, 2505 or until dissolved, if sooner.

KeyOn Grand Junction, LLC (Grand Junction), a wholly-owned limited liability operating entity of the Company, was organized on May 31, 2005 under the laws of the State of Nevada, to serve a market located in Grand Junction, Colorado and its surrounding areas with a wireless broadband service as previously described. It will continue its operations until May 31, 2505 or until dissolved, if sooner.

KeyOn Idaho Falls, LLC (Idaho Falls), a wholly-owned limited liability operating entity of the Company, was organized on May 31, 2005 under the laws of the State of Nevada, to serve a market located in Idaho Falls, Idaho and its surrounding areas with a wireless broadband service as previously described. It will continue its operations until May 31, 2505 or until dissolved, if sooner.

KEYON COMMUNICATIONS, INC.
AND RELATED ENTITIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

Note 1 - Summary of Significant Accounting Policies (continued)

KeyOn Pocatello, LLC (Pocatello), a wholly-owned limited liability operating entity of the Company, was organized on May 31, 2005 under the laws of the State of Nevada to serve a market located in Pocatello, Idaho and its surrounding areas with a wireless broadband service as previously described. It will continue its operations until May 31, 2505 or until dissolved, if sooner.

Estimates

Management uses estimates and assumptions in preparing these financial statements in accordance with U.S. generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could vary from the estimates that were used, and such variances could be significant.

Revenue Recognition

The Company prepares its financial statements on the accrual method of accounting. Under this basis, income is recognized when earned, and expenses are generally recognized when incurred. The Company charges a recurring subscription fee for providing its various Internet access services to its subscribers and recognizes revenues when they are earned, which generally occurs as the service is provided. The services are subscribed to for the periods of either month-to-month, quarterly, or yearly and are generally billed in advance. Payments received in advance for subscriptions are deferred and recognized as the services are provided. Service initiation fees are recognized at time of installation.

Cash and Cash Equivalents

For financial statement purposes, investments in money market funds are considered a cash equivalent and are included in cash and cash equivalents.

Accounts Receivable

The billing policy of the Company and its related entities is to bill the majority of its subscribers through electronic transactions, such as credit or debit card, and electronic check. Accounts receivable arise from providing services to clients whose credit cards are expired or invalid, or who are not billed electronically. These accounts receivable are stated at their estimated realizable amounts, net of an allowance of doubtful collections, based on a review of outstanding receivables, historical collection information, and existing economic conditions. The allowance totaled $14,964 and $3,807 as of December 31, 2006 and December 31, 2005, respectively.

KEYON COMMUNICATIONS, INC.
AND RELATED ENTITIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

Note 1 - Summary of Significant Accounting Policies (continued)

Equipment

Equipment is stated at lower of cost or present value of the capital lease obligation. Expenditures for additions, renewals, and betterments are capitalized; expenditures for maintenance and repairs are charged to operations as incurred. Upon retirement, sale or other disposition of equipment, the cost and accumulated depreciation are eliminated from the accounts and any gain or loss is included in operations. In addition, long-lived assets are reviewed, at least annually, for impairment of the carrying value of such assets. If impairment is deemed to have occurred, an impairment loss is included in the current operations of the Company. Depreciation is computed principally using the straight line method over estimated useful lives or the length of the capital lease, ranging from two to seven years. Depreciation expense for the twelve months ended December 31, 2006 and December 31, 2005 was $1,041,964 and $626,423, respectively.

Acquisition Costs and Intangible Assets

Acquisition costs, which may include certain intangible assets, are capitalized as incurred as part of the related investment. Once a potential acquisition is identified as no longer attainable, such costs are charged to expense. Such charges amounted to $72,487 for the year ended December 31, 2006.

Intangible assets, including goodwill, are accounted for under the provisions of Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets” (SFAS 142”). Under SFAS 142, intangible assets, other than goodwill, are identified and segregated between amortizable and non-amortizable assets. Amortizable intangibles are amortized over their estimated, contractual, or regulated useful lives. Goodwill and other non-amortizable assets are reviewed, at least annually, for impairment in the carrying value of the intangible asset. In addition, this review also includes the net carrying value of amortizable intangible assets. If impairment is deemed to have occurred, a loss for such impairment is recorded as part of current operations.

Deferred Revenues

Payments received in advance for subscriptions are deferred and recognized as the services are provided. The amount of revenue that was deferred was $31,196 and $3,931 at December 31, 2006 and December 31, 2005, respectively.

KEYON COMMUNICATIONS, INC.
AND RELATED ENTITIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

Note 1 - Summary of Significant Accounting Policies (continued)

Stock Based Compensation

On December 31, 2006, we adopted Statement of Financial Accounting Standards (SFAS) No. 123 (revised 2004), “Share-Based Payment,” requiring us to recognize expenses related to the fair value of its employee stock option awards. We recognize the cost of all share-based awards on a straight line vesting basis over the vesting period of the award. Total stock compensation expense recognized by us during the fiscal year ended December 31, 2005 and December 31, 2006, was $991,783 and $13,059, respectively. The loss reported in 2005 would have been $999,445 under SFAS 123(R) using the Black-Scholes option pricing model. As a result of adopting SFAS 123(R), our loss and net loss for the fiscal year ended December 31, 2006, was $1,281 lower than would have been reported using the intrinsic valuation methodology.

We have estimated the fair value of our option awards granted after December 1, 2005, using the Black-Scholes option pricing model. Expected volatilities are based on the historical volatility of our valuation during prior financings. The expected term of options granted is 3 or 4 years and represents the period of time that options granted are expected to be outstanding. The risk-free rate for periods within the contractual life of the option is based on the U.S. Treasury yield curve in effect at the time of grant.

The table summarizes the value of outstanding options as of December 31,

Black-Scholes Option Valuation Assumptions	2006	2005
Fair value of options granted during the period	$36.42	$65.72
Expected term (in years)	3	4
Expected volatility	39.2%	39.2%
Expected dividend yield	—	—
Risk free rate	4.7%	4.36%

KEYON COMMUNICATIONS, INC.
AND RELATED ENTITIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

Note 1 - Summary of Significant Accounting Policies (continued)

Income Taxes

The Company has adopted SFAS No. 109, “Accounting for Income Taxes” (“SFAS 109”). Under SFAS 109, deferred tax assets and liabilities are recognized for the expected future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under SFAS 109 the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Deferred tax assets are $1,560,271 at December 31, 2006 which primarily represented net operating loss carry forwards that expire from 2024 to 2026; however, because of the speculative nature of recovering such net operating losses, a valuation allowance for the entire $1,560,271 has offset such deferred tax assets.

As single-member limited liability companies, KeyOn LLC, SIRIS, Grand Junction, Idaho Falls, and Pocatello are not taxed as separate entities for federal income tax purposes. Rather, these organizations’ taxable items of income, deduction, loss, and credit are included with the federal income tax return of the Company. Until November 2006 Pahrump was a multi-member limited liability company and was taxed as a partnership for federal income tax purposes. Accordingly, the members separately account for their share of the organization’s income, deductions, losses and credits. Therefore, no separate provision for income tax expense or benefit has been recognized in the accompanying consolidated financial statements for these related entities, but was considered for KeyOn as part of its SFAS 109 reporting requirement.

Marketing and Advertising Costs

The Company and related entities charge marketing and advertising costs to expense as incurred. Advertising expense for the twelve months ended December 31, 2006 and December 31, 2005, was $234,324 and $258,615, respectively.

Consolidation Policy

The accompanying consolidated balance sheets and consolidated statements of operations, stockholders’ equity, and cash flows, referred to as “KeyOn Communications, Inc.,” includes the accounts of KeyOn Communications, LLC, KeyOn Pahrump, LLC, KeyOn SIRIS, LLC, KeyOn Grand Junction, LLC, KeyOn Idaho Falls, LLC, and KeyOn Pocatello, LLC, all of which are under common ownership and/or management. Intercompany balances and transactions have been eliminated in consolidation.

KEYON COMMUNICATIONS, INC.
AND RELATED ENTITIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

Note 1 - Summary of Significant Accounting Policies (continued)

Recent Accounting Pronouncements

The following pronouncements have been issued by the Financial Accounting Standards Board (“FASB”):

In July 2006, FASB issued Financial Accounting Standards Interpretation No. 48 (“FIN 48”), “Accounting for Uncertainty in Income Taxes - an interpretation of FASB Statement No. 109.”  FIN 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a company’s income tax return, and also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition.  FIN 48 utilizes a two-step approach for evaluating tax positions.  Step one, Recognition, occurs when a company concludes that a tax position is more likely than not to be sustained upon examination, Step two, Measurement, is based on the largest amount of benefit, which is more likely than not to be realized on ultimate settlement. FIN 48 is effective for fiscal years beginning after December 15, 2006, with the cumulative effect of the change in accounting principle to be recorded as an adjustment to the beginning balance of retained earnings; and, therefore, is effective for the Company in the first quarter of fiscal 2008.  The Company is currently in the process of evaluating the effects of adopting FIN 48 and the impact of adoption on its consolidated financial position, results of operations or cash flows.

In September 2006, the FASB issued Statement of Financial Accounting Standards (“SFAS”) 157, “Fair Value Measurements.”  SFAS 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements.  SFAS 157 applies to other accounting pronouncements that require or permit fair value measurements, the FASB having previously concluded in those accounting pronouncements that fair value is the relevant measurement attribute.  Accordingly, this Statement does not require any new fair value measurements.  However, for some entities, the application of SFAS 157 will change current practice.  The provisions of SFAS 157 are effective as of the beginning of the Company’s 2009 fiscal year.  The Company is currently evaluating the impact of SFAS 157, but does not expect the adoption of SFAS 157 to have a material impact on its consolidated financial position, results of operations or cash flows.

In September 2006, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 108, "Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in the Current Year Financial Statements" (SAB 108). SAB 108 addresses how the effects of prior-year uncorrected misstatements should be considered when quantifying misstatements in current-year financial statements. SAB 108 requires an entity to quantify misstatements using a balance sheet and income-statement approach and to evaluate whether either approach results in quantifying an error that is material in light of relevant quantitative and qualitative factors. The guidance is applicable for fiscal years ending after November 15, 2006. We currently do not believe that SAB 108 will have a material impact on our financial statements.

KEYON COMMUNICATIONS, INC.
AND RELATED ENTITIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

Note 1 - Summary of Significant Accounting Policies (continued)

In February 2007, the FASB issued SFAS 159, “The Fair Value Option for Financial Assets and Financial Liabilities,” which expands opportunities to use fair value measurements in financial reporting and permits entities to choose to measure many financial instruments and certain other items at fair value.  SFAS 159 is effective for fiscal years beginning after November 15, 2007.  The Company is currently evaluating SFAS 159 to determine its impact on its consolidated financial position, results of operations or cash flows.

Note 2 - Equipment

Equipment at December 31, 2006 and December 31, 2005, consisted of the following:

	2006	2005
Vehicles	$131,041	$118,574
Furniture and fixtures	4,520	4,520
Equipment	5,199,822	3,733,272
Leasehold improvements	24,857	24,857

	5,360,240	3,881,223
Less accumulated depreciation	(2,402,899)	(1,360,577)

	$2,957,341	$2,520,646

KEYON COMMUNICATIONS, INC.
AND RELATED ENTITIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

Note 3 - Line of Credit and Other Debt

The Company and related entities have debt at December 31, 2006 and December 31, 2005, consisting of the following:

Notes payable	2006	2005

7.00% note payable to Teletronics International, Inc., payable in monthly payments of $4,000 including interest, through December
2007, collateralized by equipment	$35,176	$89,690

Note and loan payable for professional services non-interest
bearing	128,736	128,736
	163,912	218,426
Less current portion	(35,176)	(54,514)
Long term portion	$128,736	$163,912

The notes payable to shareholders at December 31, 2006 and December 31, 2005 consist of the following:

Notes payable to shareholders	2006	2005

Note and loan payable to officer and stockholder non-
interest bearing	$25,000	$35,000
Notes payable to stockholders, unsecured, at an interest rate
of 12%; convertible to equity securities	$1,065,999	$-
	1,090,999	35,000
Less current portion	(1,085,999)	(10,000)
Long term portion	$5,000	$25,000

The notes payable to stockholders are mandatorily converted into a subsequent fund raise stock upon the completion of a subsequent fund raise, with a minimum funding requirement of $2,000,000. If the subsequent fund raise closes with less than $2,000,000, the convertible notes payable to stockholders are converted into Series A convertible stock. Both such conversions will occur on a ratio of $1.42 for each $1.00 of note principal and accrued but unpaid interest thereon. Interest on certain of the notes began accruing on March 1, 2006 (see note 5-related party transactions).

In 2006, the Company entered into a line of credit with a commercial banking institution for $100,000 with an interest rate of 11.25%.

KEYON COMMUNICATIONS, INC.
AND RELATED ENTITIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

Note 3 - Line of Credit and Other Debt (continued)

In 2006, the Company entered into a short term loan with a shareholder for $160,000. The loan is payable in February 2007.

Future principal payments required on debt are as follows:

Year ending December 31,

2007	$293,736
2008	-
2009	-
2010	-
2011	-
Thereafter	-
$293,736

KEYON COMMUNICATIONS, INC.
AND RELATED ENTITIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

Note 4 - Operating and Capital Leases

The Company and its related entities lease equipment under various capital leases expiring in 2008 and 2009. In addition, the related entities lease tower and roof-top space under operating leases with terms that are typically for 5 years and contain automatic renewals for an additional 10 years. Finally, several also have various operating leases for office space, equipment, and vehicles that generally are for 3 to 5 year terms. Total fixed asset amounts capitalized amounted to $1,094,623 and $238,313 at December 31, 2006 and December 31, 2005, respectively.

Future minimum lease payments under the capital leases, which are stated at their principal amounts, and operating leases with initial or remaining terms of one year or more consist of the following at December 31, 2006:

2007	$597,769
2008	430,585
2009	154,159
2010	9,287
Total minimum lease payments	1,191,800
Less amounts representing interest	(203,487)
988,313
Less current portion	(461,679)

Capital lease obligations	$526,634

Future minimum operating lease payments under with initial or remaining terms of one year or more consist of the following at December 31, 2006:

2007	$460,895
2008	458,401
2009	468,250
2010	473,792
2011	479,864

Total operating lease obligation	$2,341,202

The total rental expense included in operating expenses for operating leases included above is $444,553 and $336,429 for the year ended December 31, 2006, and year ended December 31, 2005, respectively.

KEYON COMMUNICATIONS, INC.
AND RELATED ENTITIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

Under the terms of one of the Company’s lease financing arrangements, the capital leasing company receives warrants to purchase shares of our common stock at an exercise price of $100.00 per share at the time of each borrowing. Each warrant has a term of three years. The fair value of the warrants granted to the capital leasing company was calculated using the Black-Scholes option pricing model and estimated to have a fair value of approximately $49,553 (the ‘‘Debt Discount’’), which is being amortized over the term of each capital lease schedule. The unamortized balance of the Debt Discount totaled $39,996 at December 31, 2006.

Note 5 - Related Party Transactions

Related parties that entered into transactions with the Company include officers and stockholders. Transactions with related parties for the year ended December 31, 2006, and year ended December 31, 2005 are as follows:

	2006	2005

Due to stockholders and officer (Note 3)	$1,090,999	$35,000

Note 6 - Business Combinations

On April 26, 2006, the Company’s related entity, Pocatello, entered into an agreement with a wholly-owned subsidiary of FairPoint Communications, Inc., Fremont Broadband, LLC (“Fremont”) to acquire the operating assets, including subscriber contracts, accounts, and fixed assets, and related liabilities of Fremont for 10,000 shares of common stock of KeyOn. This agreement was finalized June 1, 2006. The agreement was entered into because KeyOn desired ownership of the Pocatello, Idaho market as opposed to functioning as a managing agent. The Company had a management agreement in place with Fremont and deemed it appropriate to acquire the business to continue providing service to local subscribers. The purchase price of the acquisition was $912,700 which was accounted for under the provisions of SFAS No. 141, “Business Combinations” (“SFAS 141”). As part of the fair value recording of the assets acquired, goodwill in the amount of $348,557 was recorded. Simultaneously upon the acquisition, the contracts, accounts, and fixed assets acquired were contributed in a tax-free transaction into Pocatello for an equity interest in the organization.

KEYON COMMUNICATIONS, INC.
AND RELATED ENTITIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

Note 6 - Business Combinations (continued)

On August 26, 2003, KeyOn Pahrump, LLC (Pahrump) was formed. In 2004, Pahrump raised $300,000 in equity from two existing investors in KeyOn Communications, LLC (KeyOn LLC), resulting in KeyOn LLC owning 65% of KeyOn Pahrump, LLC and the investors owning 35%. KeyOn LLC operated Pahrump under an Operating Agreement executed by and between the parties. KeyOn LLC owned a two year option, with a guaranteed return on investment to the Pahrump investors, to acquire the remaining 35% of Pahrump not owned by KeyOn LLC. On November 6, 2006, KeyOn LLC exercised its option to purchase Pahrump membership interests from the investors. The investors elected to receive compensation in the form of KeyOn Communications, Inc. common stock and were issued 5,917 shares valued at the recent selling price of $91.27 per share. KeyOn Communications, Inc. operates Pahrump as a wholly-owned subsidiary.

On June 21, 2005, the Company entered into an agreement with Southern Iowa Regional Internet Services, L.C. (“SIRIS LC”), an Iowa limited liability company, to acquire substantially all of the assets of SIRIS LC, including subscriber contracts, accounts, and fixed assets, and assume certain operating liabilities. SIRIS LC is a wireless broadband provider servicing communities including residential and business customers throughout southern Iowa. The Company paid $450,000 cash for these assets, with certain adjustments to the purchase price for prepaid expenses and the number of subscribers at closing. The Company currently operates the markets formerly owned by SIRIS LC through its wholly-owned operating entity, KeyOn SIRIS, LLC.

Note 7 - Capital Stock, Stock Based Compensation, and Warrants

Common Shareholders’ Equity

Under our Articles of Incorporation, we are authorized to issue 400,000 shares of common stock, of which 109,811 shares were issued and 290,189 were outstanding as of December 31, 2006; 93,894 shares were issued and 306,106 shares were outstanding as of December 31, 2005.

On December 19, 2004, the Company filed an Addendum to its Articles of Incorporation with the Secretary of State of Nevada to include the authorization to issue up to 80,000 shares of Series A Convertible Preferred Stock (“preferred stock”) with a par value of $0.01 for each share. The holders of such stock are entitled to receive dividends, if and when declared, at a rate of eight percent per annum. In addition, holders of preferred stock have a preferential right of one and one-half times that of a common stockholder upon liquidation of the Company. Each holder of a share of preferred stock shall have the same voting rights as a holder of a share of common stock of KeyOn, and each share of preferred stock is convertible for one share of common stock at a ratio of 1:1 with a conversion price of $100. There were 43,096 shares issued and 36,094 were outstanding as of December 31, 2006 and as of December 31, 2005.

KEYON COMMUNICATIONS, INC.
AND RELATED ENTITIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

Warrants

In addition, the Company has issued common stock warrants with a warrant strike price ranging from $0.02 to $100 for each share of common stock. These warrants have expiration dates of three to seven years from their date of issue. 16,284 and 15,040 warrants were outstanding at December 31, 2006 and December 31, 2005, respectively.

As of December 31, 2006, a total of 16,284 warrants to purchase shares of our common stock remain outstanding and are currently exercisable as follows:

Number of Warrants	Exercise Price ($ / share)	Expiration Date
5,250	$100.00	12/17/07
244	$100.00	12/01/08
118	$100.00	12/19/08
6,382	$1.52	12/31/08
3,046	$0.02	12/31/08
68	$100.00	01/19/09
35	$100.00	01/30/09
48	$100.00	02/02/09
9	$100.00	02/10/09
154	$100.00	03/23/09
85	$100.00	04/17/09
124	$100.00	05/31/09
130	$100.00	06/30/09
124	$100.00	07/20/09
159	$100.00	08/03/09
204	$100.00	08/31/09
104	$100.00	10/19/09

Stock Option Plans

In June 2006, we adopted the 2006 Stock Option Plan (the “2006 Plan”).  The 2006 Plan provides for the granting of stock options to purchase up to 40,000 shares of our common stock to current employees, officers, directors, consultants and advisors. These option shares are subject to adjustment only in the event of a stock split, stock or other extraordinary dividend, or other similar change in the common stock or capital structure.  The 2006 Plan expires in July 2015, ten years after its adoption.  The 2006 Plan was created both to replace KeyOn Communications LLC’s stock option plan (canceled in February 2006) and to authorize new options for issuance.

KEYON COMMUNICATIONS, INC.
AND RELATED ENTITIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

The 2006 Plan provides for non-qualified stock options. The Board of Directors authorizes an Administrator to provide oversight and make decisions regarding the administration of the Plan. The Administrator has the authority to set vesting schedules, payment terms and other provisions for each grant. Options granted under the Plan generally vest over four years at a rate of 25% after year one and then equally on a monthly basis over the next three years from the date of grant. No stock appreciation rights were granted under the Plan. As of December 31, 2006, 22,075 options are outstanding.

Activity for stock options for the fiscal years ended December 31, 2005 and 2006 is as follows:

	Number of Options	Range of Price Per Share	Weighted Average Exercise Price
Balance, December 31, 2004	5,064	$0.02	$0.02
Granted	14,940	$0.02	$0.02
Exercised	(27)	$0.02	$0.02
Forfeited	(138)	$0.02	$0.02
Balance, December 31, 2005	19,839	$0.02	$0.02
Granted	7,200	$75.00	$75.00
Exercised	—	—	$75.00
Forfeited	(4,799)	—	—
Balance, December 31, 2006	22,075	$0.02 - $75.00	$12.42

KEYON COMMUNICATIONS, INC.
AND RELATED ENTITIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

The weighted average fair value of outstanding options on December 31, 2006 and 2005 was $65.72 and $36.42, respectively. The weighted-average exercise price of outstanding options on December 31, 2005 was $0.02. The weighted-average exercise price of outstanding options on December 31, 2006 was $12.42. The following table summarizes the stock options outstanding at December 31, 2006:

Options Outstanding			Currently Exercisable
Range of Exercise Price	Number Outstanding at December 31, 2006	Weighted Average Exercise Price	Number Exercisable at December 31, 2006	Weighted Average Exercise Price
$0.02 - $75.00	22,075	$12.42	19,965	$5.46

Note 8 - Commitments and Contingencies

The Company currently has an outstanding claim against one of Company’s wholly-owned subsidiaries (KeyOn Communications, LLC (“LLC”)), in connection with certain services provided to LLC by the claimant in 2005 which were only partially paid by LLC.  The claimant asserts full performance through the providing of technical services and demands full payment.  The Company asserts that such performance of services was unsatisfactory and/or fraudulent and that the Company has been damaged in an unspecified amount.  The Company believes it will prevail in this action, but has reserved the amount demanded by the claimant as of 2005.

KEYON COMMUNICATIONS, INC.
AND RELATED ENTITIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

Note 9 - Subsequent Events

Acquisition of SpeedNet Services, Inc.

On October 31, 2006, the Company entered into a definitive purchase agreement to acquire substantially all of the assets of SpeedNet Services, Inc. (“SpeedNet”), including subscriber contracts, accounts, and fixed assets, and assume certain operating liabilities. Headquartered in Omaha, Nebraska, SpeedNet is a leading provider of fixed wireless broadband services to non-metropolitan communities and rural areas in the central United States. On January 31, 2007, through a wholly owned subsidiary, KeyOn SpeedNet LLC (“KeyOn SpeedNet”), KeyOn SpeedNet purchased the assets for $3,458,255 in cash, with certain adjustments to the purchase price for working capital, deferred revenue and the assumption of certain capital lease obligations.

Financing

In connection with the acquisition of SpeedNet, the Company raised both equity and debt capital for the purchase and for general working capital purposes. On or about January 31, 2007, KeyOn raised an aggregate of $1,608,000 of Series A Convertible Preferred Stock. The terms of the Series A Convertible Preferred Stock are substantially the same as the shares issued by the company in 2004 and 2005, except that the conversion price is $115 per share. In addition, the Company entered into a $3,000,000 secured commercial loan agreement with a lending institution (the “Loan”). The Loan matures on July 30, 2007 with a six (6) month extension option.

In connection with the acquisition of SpeedNet, KeyOn assumed capital lease financing obligations of SpeedNet’s which resulted in a purchase price adjustment. KeyOn assumed an aggregate of $288,819.89 of existing SpeedNet capital lease obligations with 5 lending institutions. The average maturity on these leases was 19 months at the time of the assumption.

In addition, KeyOn has existing capital lease financing relationships with certain parties. In connection with an existing capital lease relationship with one institution, KeyOn has drawn down an additional $260,317.27 in 2007. Also, KeyOn entered into an arrangement with a new lease financing institution providing KeyOn with approximately $250,000 of additional lease financing.

KEYON COMMUNICATIONS, INC.
AND RELATED ENTITIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

Public Reverse Merger Transaction

On June 24, 2007, KeyOn entered into a Letter of Intent with GRQ Consultants, Inc. and RB & AJ Associated Holdings, Inc. to consult with the company regarding the Company’s intention to structure a reverse merger transaction whereby up to $2,000,000 of equity capital equity financing will be raised with the simultaneous listing of shares on the OTC Bulletin Board.

Mandatory Conversion of Promissory Notes

On or about May 22, 2006, the company raised debt financing in the form of Senior Unsecured Convertible Promissory Notes (“Convertible Notes”) totaling approximately $1,065,999.  According to their terms, the Convertible Notes were mandatorily convertible, including accrued interest thereon, upon consummation of an “Equity Fund Raise” An Equity Fund Raise was defined as the first round of financing immediately following the issuance of the Notes, whereby the company sought to raise $3,000,000.  Additionally, provided KeyOn raised in excess of $2,000,000 in the Equity Fund Raise, the Convertible Notes would convert into the same securities as offered in the Equity Fund Raise.  In January 2007, KeyOn raised $4.6 million, in part by issuing Series A Convertible Preferred Shares.  As a result, on February 1, 2007, the Convertible Notes together with $101,474.75 of accrued interest converted into 10,144 shares of Series A Convertible Preferred Stock together with 1,522 warrants to purchase common stock.